Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of News of China Inc. for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chenxi Shi, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of News of China Inc.

May 15, 2009

/s/ Chenxi Shi
Chenxi Shi
President, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to News of China Inc. and will be retained by News of China Inc. and furnished to the Securities and Exchange Commission or its staff upon request.